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                                                                   EXHIBIT 10.74

                         AGREEMENT AND COMPLETE RELEASE

     WHEREAS Peter Brumleve (hereinafter "Brumleve") and drkoop.com, Incorporated (hereinafter "drkoop.com") (collectively, "the Parties") wish to end the employment relationship between them and they wish to fully and finally resolve all differences between them to avoid future claims and controversies related to Brumleve's employment, the following constitutes, their AGREEMENT:

     In exchange for the mutual covenants herein expressed, the parties agree as follows:

1. Brumleve shall tender his resignation in writing on or before the eighth day following his execution of this Agreement to be effective on June 2, 2000. The Employment Agreement of May 12, 1999, between Brumleve and drkoop.com shall terminate as of June 2, 2000. (A copy of the Employment Agreement is attached hereto as Exhibit A.) Notwithstanding the termination of the Employment Agreement, Brumleve shall remain bound by his promises regarding nondisclosure and return of confidential information, assignment of intellectual property, non-competition, and non-solicitation as set forth in
    Article V of the Employment Agreement for a period of one year from June 2, 2000, provided, however, that the definition of a "Competing Business," as that term is used in Sections 5.4 and 5.5, is limited to the following entities: AOL, GO, Healthcentral.com, HealtheonWebMdonhealth.

2. In consideration for this Agreement, drkoop.com shall place Brumleve on "special assignment" in Cleveland, Ohio for the period between the eight day following Brumleve's execution of this Agreement through June 2, 2000. While on "special assignment," Brumleve shall perform duties as assigned by drkoop.com's President and Chief Executive Officer and shall be compensated in accordance with the provisions of the Employment Agreement.

3. In consideration for this Agreement, drkoop.com will pay Brumleve the gross sum of $223,500, less all applicable withholdings. This payment will be made on June 2, 2000, provided that Brumleve does not exercise his revocation rights as set forth in Paragraph 12 below.

4. drkoop.com represents and affirms that, pursuant to the Incentive Stock Option Agreement of June 4, 1999, between the Parties, a copy of which is attached as Exhibit B, Brumleve's option to purchase 68,750 shares of drkoop.com's Common Stock at $9.00 per share shall vest on June 1, 2000. The option to purchase these 68,750 shares may be exercised by Brumleve according to the Stock Option Plan.

5. Brumleve understands, agrees and expressly represents that the consideration recited in the foregoing Paragraphs 2 and 3 is separate from and additional to any payments or benefits to which he was already entitled by virtue of his services to drkoop.com and to which he has no legal right. Brumleve understands, agrees and expressly represents that he will be entitled to no further compensation or payments of any type from drkoop.com. The Parties both acknowledge the valuable consideration inherent in the resolution of any
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    claims or controversies related to the Employment Agreement or Brumleve's employment with drkoop.com.

6. Brumleve WAIVES AND DISCLAIMS any claim or right he may have to be engaged or employed by drkoop.com or any of its affiliate companies at any time in the future. Brumleve promises not to seek or demand future engagement or employment with drkoop.com or any of its affiliate companies.

7. Brumleve represents and affirms that he will return by June 3, 2000 any and all drkoop.com property he may have had, including but not limited to confidential information as defined in the Employment Agreement as well as the laptop computer, cellular phone and Blackberry pager.

8. Brumleve shall not hereafter represent drkoop.com in any matters or with respect to any other entities except as specifically authorized by drkoop.com's President and Chief Executive Officer during the period of "special assignment."

9. Brumleve agrees to keep both the existence and the terms of this Agreement confidential, and not to disclose any information regarding this Agreement to anyone other than his attorney, spouse (if any), and accountant or tax advisor who shall be informed of and bound by this confidentiality provision.

10. Brumleve does, for himself and his heirs, agents, executors, administrators, and assigns hereby RELEASE and FOREVER DISCHARGE drkoop.com and its directors, officers, employees, agents, successors, predecessors, assigns and affiliated companies (collectively "Releasees") from any and all claims, actions, and causes of action of whatever kind or nature, which he may now have or ever may have had against the Releasees or any of them, whether known or unknown to him, such as may have arisen in whole or in part at any time prior to or on the date of execution of this Agreement. This includes, but is not limited to, any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any person released in this Agreement), and any federal, state or other governmental statute, regulation or ordinance relating to employment discrimination, termination of employment, or payment of wages or provision of benefits, including without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Immigration Reform and Control Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act as amended, the Texas Commission on Human Rights Act, the Texas Payday Law, and the Texas Workers' Compensation Act. Brumleve and drkoop.com agree that by this Agreement, Brumleve is not releasing any claims he may have under the Age Discrimination in Employment Act that may arise after this Agreement becomes effective (i.e., after the revocation period described in Paragraph 11 elapses without Brumleve having exercised his revocation right).

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11.  Brumleve has a maximum of twenty-one (21) days from February 18, 2000 in which to review and consider this Agreement before signing it, and may use as much or as little of that period as he wishes.

12. After Brumleve signs this Agreement, Brumleve has seven (7) days in which to revoke the Agreement. Any such revocation will not be effective unless Brumleve delivers a written notice of such revocation to drkoop.com c/o Donald Hackett, President and CEO, 7000 North Mopac, Suite 400, Austin, Texas 78731, no later than the close of business on the seventh day after Brumleve signs the release.

13. drkoop.com does, for itself and its directors, officers, employees, agents, successors, predecessors, assigns and affiliated companies, hereby RELEASE AND FOREVER DISCHARGE Brumleve from any and all claims, actions and causes of action of whatever kind or nature, which it may now have or ever may have had against Brumleve, whether known or unknown to it, such as may have arisen in whole or part at any time prior to or on the date of execution of this Agreement. This includes, but is not limited to, any and all statutory and common law causes of action.

14. The Parties also expressly PROMISE NOT TO SUE OR INSTITUTE OTHER LEGAL PROCEEDINGS against each other or the Releasees or any of them, on the basis of any claims, actions, or causes of action that are being released by this Agreement. The Parties understand and agree that if they breach this promise and file a lawsuit or institute other legal proceedings with any court or governmental agency, they will pay for all costs incurred by the parties sued, including attorneys' fees.

15. Brumleve is encouraged to consult an attorney before signing this Agreement; however, whether to do so is his decision.

16. The Parties understand and agree that by entering into this Agreement, the Parties are not admitting any liability or wrongdoing. Rather, they understand and agree that this Agreement is merely to settle any differences between them arising out of Brumleve's employment relationship with drkoop.com and the termination of that relationship.

17. The Parties agree that they will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of the other Party or any other person or entity released herein, except as may be required by law, court order, government agency request or subpoena, or to defend itself or himself in connection with a legal proceeding. drkoop.com's obligations under this paragraph shall be limited to statements made by any executive management employee who was an executive management employee of drkoop.com at the time the statement was made. The Parties further agree they will not voluntarily participate in, or aid or encourage any other party in connection with any lawsuit or proceeding of any kind brought or asserted by any person or entity against drkoop.com or any other person or entity released herein.

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18.  Brumleve hereby agrees that he is solely responsible for all federal, state and local tax obligations, if any, including, but not limited to, all reporting and payment obligations which may anise as a consequence of this Agreement. Brumleve acknowledges that drkoop.com and the other persons or entities released herein make no representations regarding the tax treatment or consequences of such benefit(s). Brumleve agrees to indemnify and hold drkoop.com and the other persons or entities released herein, or any of them, harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorneys' fees, penalties or interest, incurred by the drkoop.com and the other persons or entities released herein, or any of them, arising out of the tax treatment of the benefit(s) received by Brumleve as a result of his employment with drkoop.com, his stock options, or this Agreement.

19. Brumleve understands and agrees that any breach of any term of this Agreement will obligate him to return all but $1,000 of the payment described in Paragraph 3, but that all other provisions of this Agreement, including the release in Paragraph 10, will remain in effect. Brumleve further understands and agrees that if any representation made by him in this Agreement is false, such false representation will constitute breach of this Agreement and he will be obligated to return all but $1,000 of the payment described in Paragraph 3, but that all other provisions of this Agreement, including the release in Paragraph 10, will remain in effect.

20. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements between the parties with respect to the subject matter hereof. No waiver, amendment, or modification of this Agreement shall be valid unless in writing and signed by each of the parties.

21. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

22. This Agreement shall be interpreted and enforced under the laws of the state of Texas.

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BRUMLEVE UNDERSTANDS THAT HE HAS THE RIGHT TO DISCUSS ALL ASPECTS OF THIS
AGREEMENT AND COMPLETE RELEASE ("AGREEMENT") WITH AN ATTORNEY OF HIS CHOICE. BY HIS SIGNATURE BELOW, BRUMLEVE AGREES THAT HE HAS EXERCISED THIS RIGHT TO THE EXTENT HE DESIRED, THAT HE HAD A SUFFICIENT PERIOD OF TIME TO REVIEW THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THIS AGREEMENT, AND THAT THIS AGREEMENT IS MADE KNOWINGLY AND VOLUNTARILY.

IN WITNESS THEREOF, the parties have affixed their signatures in the spaces provided on this 12 day of April, 2000.

drkoop.com, Inc.                      Peter Brumleve, An Individual



By:  /s/ Donald Hackett               /s/ Peter Brumleve
     --------------------             --------------------
     [Name]  Donald Hackett
     [Title]  CEO


STATE OF TEXAS      )
                    )   ss.
COUNTY OF TRAVIS    )

     BEFORE ME, the undersigned notary public, on this day personally appeared PETER BRUMLEVE, known to me to be the person who executed the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN under my hand and seal of office, this 12 day of April, 2000.

                                    /s/ T. Trevino
                                    ----------------
                                    Notary Public in and for the State of Texas

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